UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement, dated November 2, 2018 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by The Madison Square Garden Company (the “Company”) with the Securities and Exchange Commission on October 25, 2018 in connection with the Company’s Annual Meeting of Stockholders to be held on December 6, 2018. Other than as set forth in this Supplement, no changes have been made to the Proxy Statement. This Supplement should be read together with the Proxy Statement.

The following information supplements the information in the Stock Ownership Table which begins on page 89 of the Proxy Statement.

Silver Lake Group, L.L.C., SLP Investment Holdco, L.P., SLP Investment Holdings, L.L.C., Silver Lake Technology Associates IV, L.P., SLTA IV (GP), L.L.C., Silver Lake Partners V DE (AIV) Marquee, L.P., Silver Lake Technology Associates V Marquee, L.P., SLTA V (GP) Marquee, L.L.C., and SLP Marquee Investor, L.L.C. beneficially owned, in the aggregate, 1,201,485 shares of Class A Common Stock representing approximately 6.3% of the outstanding Class A Common Stock and 1.9% of the combined voting power of all classes of common stock, based upon the number of outstanding shares of the Company as of October 10, 2018 and based upon information included in a Schedule 13D filed by the Silver Lake entities with the SEC on February 13, 2018.

The address of each of the Silver Lake entities is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.